UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

_______________________________________________________________

NOBLE VICI GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Raffles Place, #33-02

One Raffles Place Tower One

Singapore 048616

(Address of principal executive offices) (Zip Code)

+65 6491 7998
(Registrant’s telephone number, including area code)

36 Kaki Bukit Place #04-01

Singapore 416214

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 16, 2018, our Board of Directors amended our Code of Conduct and Ethics, which is applicable to our officers, directors and employees, for the purpose of streamlining compliance and disclosure as set forth below:

•	Third party inquiries, including inquiries from securities analysts, media representatives, government officials, pension plan or similar fund administrators and other outside persons, regarding us will no longer be directed to the President but will be directed to the Chief Executive Officer or the Chief Financial Officer;
•	Removal of the President from the chain of internal reporting of breaches and potential breaches of the Code;
•	Limiting inquiries relating to the Code or the applicability thereof to the Chief Executive Officer and Chief Financial Officer; and
•	Adoption of amendments to permit the company to adopt codes of ethics in addition to this Code.

The Code of Conduct and Ethics may be amended only by a resolution of our Board of Directors.

A copy of the Amended Code of Ethics is incorporated herein by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K.  The description of the Code of Ethics set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
14	Amended Code of Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE VICI GROUP, INC.
Dated: May 16, 2018

	By:	/s/ Eldee Wai Chong Tang
Eldee Wai Chong Tang
Chief Executive Officer